Q3 2020 Earnings Release Published October 28, 2020 (Earnings Conference Call October 29, 2020) Dave Graziosi, President & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the duration and spread of the COVID-19 outbreak, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flows; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; our failure to identify, consummate or effectively integrate acquisitions; U.S. and foreign defense spending; general economic and industry conditions; increases in cost, disruption of supply or shortage of raw materials or components used in our products; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; risks associated with our international operations, including increased trade protectionism; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Call Agenda Q3 2020 Performance Q3 2020 Liquidity Update 2020 Guidance Update

Q3 2020 Performance Summary ($ in millions) Q3 2020 Q3 2019 % Variance Net Sales $532 $669 (20.4%) Gross Margin 47.7% 52.0% (430) bps Net Income $77 $149 (48.3%) Adjusted EBITDA(1) $174 $269 (35.3%) See Appendix for the reconciliation from Net Income. Commentary Net Sales: decrease was principally driven by the ongoing effects of the COVID-19 pandemic on the global economy, resulting in lower demand in all end markets except for the Defense end market. Gross Margin: decrease was principally driven by lower net sales partially offset by price increases on certain products and lower incentive compensation expense. Net Income: decrease was principally driven by lower net sales and higher selling, general and administrative expenses partially offset by lower manufacturing expense, price increases on certain products and the intra-year timing of product initiatives spending. Adjusted EBITDA: decrease was principally driven by lower gross profit and unfavorable product warranty adjustments partially offset by lower commercial activities spending and the intra-year timing of product initiatives spending.

Q3 2020 Sales Performance

($ in millions)

End Markets	Q3 2020	Q3 2019	% Variance	Commentary
North America On-Hwy	$281	$369	(24%)	Principally driven by lower demand for Rugged Duty Series and Highway Series models due to the effects of the pandemic
North America Off-Hwy	$1	$6	(83%)	Principally driven by lower demand for hydraulic fracturing applications
Defense	$56	$40	40%	Principally driven by tracked vehicle applications, including contracts announced earlier this year for Allison's X1100 and X200 cross-drive transmissions in support of the U.S. Army's long-term sustainment and combat readiness efforts
Outside North America On-Hwy	$71	$99	(28%)	Principally driven by lower demand due to the effects of the pandemic
Outside North America Off-Hwy	$4	$24	(83%)	Principally driven by lower demand in the energy, mining and construction sectors
Service Parts, Support Equipment & Other	$119	$131	(9%)	Principally driven by lower demand for North America service parts and support equipment partially offset by aluminum die cast component volume associated with the acquisition of Walker Die Casting in September 2019
Total	**$532**	**$669**	**(20%)**	

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Allison Transmission

Q3 2020 Financial Performance

($ in millions, except per share data)	Q3 2020	Q3 2019	$ Var	% Var	Commentary
Net Sales	$532	$669	($137)	(20.4%)	Decrease was principally driven by the ongoing effects of the pandemic on the global economy, resulting in lower demand in all end markets except for the Defense end market
Cost of Sales	$278	$321	($43)	(13.4%)	
Gross Profit	$254	$348	($94)	(27.0%)	Decrease was principally driven by lower net sales partially offset by lower manufacturing expense commensurate with decreased net sales, price increases on certain products and lower incentive compensation expense
Operating Expenses					
Selling, General and Administrative	$93	$85	($8)	(9.4%)	Increase was principally driven by unfavorable product warranty adjustments partially offset by lower intangible amortization expense, commercial activities spending and incentive compensation expense
Engineering – Research and Development	$33	$39	$6	15.4%	Decrease was principally driven by the intra-year timing of product initiatives spending
Total Operating Expenses	$126	$124	($2)	(1.6%)	
Operating Income	$128	$224	($96)	(42.9%)	
Interest Expense, net	($34)	($32)	($2)	(6.3%)	Increase was principally driven by increased interest expense for interest rate hedges that became effective in the third quarter of 2019 and interest expense on ATI's Revolving Credit Facility, partially offset by lower interest expense on ATI's Term Loan due to lower variable interest rates
Other Income, net	$4	$2	$2	100%	
Income Before Income Taxes	$98	$194	($96)	(49.5%)	
Income Tax Expense	($21)	($45)	$24	(53.3%)	Decrease was principally driven by lower income before income taxes
Net Income	$77	$149	($72)	(48.3%)	
Diluted Earnings Per Share	$0.68	$1.23	($0.55)	(44.7%)	Q3 2020: 114M shares; Q3 2019: 121M shares
Adjusted EBITDA(1)	$174	$269	($95)	(35.3%)	

(1) See appendix for the reconciliation from Net Income.

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Q3 2020 Cash Flow Performance

($ in millions)	Q3 2020	Q3 2019	$ Variance	% Variance	Commentary
Net Cash Provided by Operating Activities	$158	$212	($54)	(25.5%)	Principally driven by lower gross profit partially offset by reductions in cash income taxes, operating working capital requirements, and commercial activities spending, and the intra-year timing of product initiatives spending
CapEx	$31	$47	($16)	(34.0%)	Principally due to reductions and deferrals of spending in response to the pandemic
Adjusted Free Cash Flow (1)	$136	$165	($29)	(17.6%)	Principally driven by lower net cash provided by operating activities partially offset by decreased capital expenditures and the exclusion of cash restructuring charges

($ in millions)	Q3 2020	Q3 2019	$ Variance	% Variance	Commentary
Operating Working Capital(2) Percentage of LTM Sales	14.2%	13.0%	N/A	120 Bps	Principally due to the addition of Walker Die Casting and lower LTM Net Sales
Cash Paid for Interest	$8	$10	($2)	(20.0%)	Principally driven by intra-year timing of payments
Cash Paid for Income Taxes	$5	$29	($24)	(82.8%)	Principally driven by decreased taxable income

(1) See Appendix for the reconciliation from Net Cash Provided by Operating Activities.
(2) Operating Working Capital = A/R + Inventory – A/P.

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Allison Transmission

Strong Liquidity Profile Long-term Debt Profile & Credit Statistics Current Debt Maturity Profile Cash and Available Borrowing Capacity of $846 million as of September 30, 2020 $251 million of cash and cash equivalents $595 million of available revolving credit facility commitments, expiring in September 2024 History of robust free cash flow generation Staggered, flexible, long-dated and covenant light debt structure with the earliest maturity due in Sep 2024 Financial Covenants point to First Lien Net Leverage Ratio Maximum threshold of 5.5x First Lien Net Leverage ratio (Net First Lien Debt to LTM Adj. EBITDA) First Lien Net Leverage ratio of 0.51x as of September 30, 2020 Net Leverage of 3.0x (Net Debt to LTM Adj. EBITDA) as of September 30, 2020 Q3 2020 Capital Allocation Paid a dividend of $0.17 per share Settled $16M of share repurchases at an average price of $35.24

2020 Guidance Update Full year 2020 Net Sales guidance reflects lower demand across all end markets except for the Defense end market as a result of the pandemic, partially offset by price increases on certain products. ($ in millions) Guidance Net Sales $2,025 to $2,075 Net Income $285 to $315 Adjusted EBITDA $690 to $730 Net Cash Provided by Operating Activities $490 to $520 Adjusted Free Cash Flow $385 to $425 Capital Expenditures $107 to $117

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow Reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance Reconciliation $ in millions Low High Net Income (GAAP) 285 $ 315 $ plus: Depreciation and amortization 150 150 Interest expense, net 133 133 Income tax expense 83 93 Stock-based compensation expense 15 15 Restructuring charges 12 12 UAW Local 933 retirement incentive 9 9 Unrealized loss on foreign exchange 2 2 Acquisition-related earnouts 1 1 Adjusted EBITDA (Non-GAAP) 690 $ 730 $ Net Cash Provided by Operating Activities (GAAP) 490 $ 520 $ (Deductions) or Additions to Reconcile to Adjusted Free Cash Flow: Additions of long-lived assets (117) $ (107) $ Restructuring charges 12 12 Adjusted Free Cash Flow (Non-GAAP) 385 $ 425 $ Guidance Year Ending December 31, 2020